Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Daniel Greenberg, Chairman& CEO	Roger Pondel/Laurie Berman
Electro Rent Corporation	PondelWilkinson Inc.
818-786-2525	310-279-5980
investor@pondel.com

THEODORE E. GUTH JOINS ELECTRO RENT’S BOARD OF DIRECTORS

VAN NUYS, Calif. – February 7, 2011 – Electro Rent Corporation (NASDAQ:ELRC) today announced the appointment of Theodore E. Guth, to its board of directors, assuming a vacant seat on the company’s seven-member board.

Guth, 56, is the Executive Vice President of Douglas Emmet, Inc. (NYSE:DEI), having joined the publicly traded real estate investment trust earlier this year.  He previously was a partner at the law firm Manatt, Phelps & Phillips, LLP, where he served as Electro Rent’s outside legal counsel.  Prior to that, Guth was a partner and held various management positions at the law firms of Irell & Manella LLP and Guth | Christopher LLP.  During his career, Guth also served as President of investment bank Dabney/Resnick, Inc., and was a full-time professor at the UCLA School of Law.

“Having served as a valued and trusted advisor to us for nearly a decade, Ted is intimately familiar with all aspects of our business,” said Daniel Greenberg, chairman and CEO of Electro Rent.  “His continued sound advice and business acumen as a board member will serve our company well, as we continue to pursue our growth objectives and augment our leadership position in our market niche of the electronic test and measurement equipment industry.”

About Electro Rent
Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

"Safe Harbor" Statement
Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, which include, but are not limited to, the company’s ability to augment the company’s leadership position in the company’s market niche of the electronic test and measurement equipment industry, reflect Electro Rent’s management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements.  When used, the words "continue," "augment," "will," and other similar expressions identify forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties.  The company believes its management's assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true.  Accordingly, Electro Rent’s actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and in its other filings with the Securities and Exchange Commission.  Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  Electro Rent undertakes no obligation to update or revise any forward-looking statements.

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